State of Delaware

                        Office of the Secretary of State

                        --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AFFINITY TELEPRODUCTIONS, INC.", CHANGING ITS NAME FROM "AFFINITY TELEPRODUCTIONS, INC." TO "AFFINITY ENTERTAINMENT, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AFFINITY TELEPRODUCTIONS, INC.


         We,  the   undersigned,   being  all  of  the   Officers   of  Affinity
Teleproductions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         Affinity Teleproductions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the first paragraph of the First Article of the Certificate of Incorporation is hereby amended to read as follows:

         "The  name  of  the   corporation   shall  be   changed   to   Affinity
Entertainment, Inc."

         SECOND: That the Fourth Article of the Certificate of Incorporation is hereby amended to read as follows:

         "4. The total number of shares of stock which the corporation shall have authority to issue is twenty-five million five hundred thousand (25,500,000) shares of which twenty-five million shares of the par value One Cent ($.01), amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00), shall be Common Stock and of which five hundred thousand (500,000) shares of the par value of One Dollar ($1.00), amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00), shall be Preferred Stock."

         THIRD: That the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this Certificate this 30th day of June, 1996.

                                                  /s/ William J. Bosso
                                                  ______________________________
                                                  William J. Bosso
                                                  President


                                                  /s/ James E. Farrell
                                                  ______________________________
                                                  James E. Farrell
                                                  Vice-President and Treasurer



         I, the undersigned, being the President hereinbefore named, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of June, 1996.


                                                  /s/ William J. Bosso
                                                  ______________________________
                                                  William J. Bosso
                                                  Corporation Secretary